Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

—————————————————————x

In re:	Chapter 11 Case No.

GLOBAL CROSSING LTD., et al.,	02 – 40188

(Jointly Administered)

                                                     Debtors.

—————————————————————x

      MONTHLY OPERATING STATEMENT FOR

      THE PERIOD FROM MARCH 1, 2003 TO MARCH 31, 2003

DEBTORS’ ADDRESS:	GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF BERMUDA)
WESSEX HOUSE
45 REID STREET
HAMILTON HM 12, BERMUDA

MONTHLY DISBURSEMENTS MADE BY GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF BERMUDA) AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS): $177

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
767 FIFTH AVENUE
NEW YORK, NY 10153

CONSOLIDATED MONTHLY OPERATING LOSS (IN MILLIONS): $(89)

REPORT PREPARER:	GLOBAL CROSSING LTD., DEBTOR IN POSSESSION (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF BERMUDA)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/S/ DAN J. COHRS

Dan J. Cohrs
Executive Vice-President and Chief Financial Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

CONSOLIDATED BALANCE SHEET

MARCH 31, 2003

(UNAUDITED) (NOTE 1)

(in millions, except share and per share information)

ASSETS:
Cash and cash equivalents	$257
Restricted cash and cash equivalents	326
Accounts receivable, net	438
Other assets and prepaid costs	155

Total current assets	1,176
Property and equipment, net	8,426
Investments in and advances to Asia Global Crossing	576
Other assets	68
Net assets of discontinued operations	349

Total assets	$10,595

LIABILITIES:
Liabilities not subject to compromise
Accounts payable	$137
Accrued construction costs	41
Accrued cost of access	214
Current portion of deferred revenue	237
Current portion of obligations under capital leases	17
Other current liabilities	465

Total current liabilities	1,111
Obligations under capital leases	85
Deferred revenue	1,282
Other deferred liabilities	141

Total liabilities not subject to compromise	2,619

Liabilities subject to compromise
Accounts payable	116
Accrued construction costs	133
Accrued cost of access	279
Accrued interest and dividends	181
Other liabilities	537
Debt obligations	6,634
Obligations under capital leases	33
Deferred Revenue	168

Total liabilities subject to compromise*	8,081

Total liabilities	10,700

MINORITY INTEREST	—

MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK	3,243

SHAREHOLDERS’ EQUITY:
Common stock, 3,000,000,000 shares authorized, par value $.01 per share, 909,958,921 shares issued as of March 31, 2003	9
Treasury stock, 22,033,758 shares	(209)
Additional paid-in capital and other shareholders’ equity	13,564
Accumulated deficit	(16,712)

(3,348)

Total liabilities and shareholders’ equity	$10,595

The accompanying notes are an integral part of this financial statement.

*	Total liabilities subject to compromise is the current estimate by Global Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2003

(UNAUDITED)

(in millions, except share and per share information)

REVENUES	$231
OPERATING EXPENSES:
Cost of access and maintenance	164
Other operating expenses	63
Depreciation and amortization	89

316

OPERATING LOSS	(85)
OTHER INCOME (EXPENSE):
Interest expense	(1)
Other expense, net	(11)

LOSS FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS	(97)
REORGANIZATION ITEMS:
Professional fees	(5)
Retention plan costs	(1)
Vendor settlements	17
Interest income, net	1

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(85)
Provision for income taxes	—

LOSS FROM CONTINUING OPERATIONS	(85)
Loss from discontinued operations	(4)

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(89)

LOSS PER COMMON SHARE, basic and diluted:
Loss from continuing operations applicable to common Shareholders	$(0.09)

Loss from discontinued operations, net	$(0.01)

Loss applicable to common shareholders	$(0.10)

Shares used in computing basic and diluted loss per share	909,893,409

The accompanying notes are an integral part of this financial statement.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE MONTH ENDED MARCH 31, 2003

(UNAUDITED)

(in millions)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(89)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from discontinued operations	4
Depreciation and amortization	89
Provision for doubtful accounts	4
Non cash vendor settlement gains	(17)
Other	9
Changes in operating assets and liabilities	42

Net cash provided by operating activities	42

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12)
Other	1

Net cash (used in) investing activities	(11)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligations	(1)

Net cash (used in) financing activities	(1)

CASH PROVIDED BY DISCONTINUED OPERATIONS	1

NET INCREASE IN CASH AND CASH EQUIVALENTS	$31
CASH AND CASH EQUIVALENTS, beginning of period	$226

CASH AND CASH EQUIVALENTS, end of period	$257

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for Reorganization Items:
Cash paid for professional fees	$—
Cash paid for restructuring items	$2
Cash paid for retention payments	$—

$2

The accompanying notes are an integral part of this financial statement.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

1.    Background and Organization

Background

Global Crossing Ltd., a Bermuda Company in provisional liquidation in the Supreme Court of Bermuda (“GCL” and, together with its consolidated subsidiaries, the “Company”) provides telecommunications solutions over the world’s first integrated global Internet Protocol (“IP”) based network, which reaches 27 countries and more than 200 major cities around the globe. The Company serves many of the world’s largest corporations, providing a full range of managed data and voice services. The Company operates throughout the Americas and Europe. The Company provides services throughout the Asia/Pacific region through commercial arrangements with other carriers. As discussed in Note 3, Summary of Significant Accounting Policies, the Company deconsolidated the financial position and results of operations and cash flows of Asia Global Crossing Ltd. (“AGC”) and its subsidiaries effective November 18, 2002.

Bankruptcy Filings

On January 28, 2002 (the “Commencement Date”), GCL and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 02-40187(REG) through 02-40241(REG)).

On the same date, GCL and certain of its Bermuda subsidiaries commenced insolvency proceedings in the Supreme Court of Bermuda (the “Bermuda Court”) (Case Nos. 2002:28 through 2002:39). On such date, the Bermuda Court granted an order appointing Malcolm Butterfield, Jane Moriarty and Philip Wallace, partners of KPMG, as Joint Provisional Liquidators (“JPLs”) in respect of the Company and those Bermuda subsidiaries. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies’ businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Bermuda Court.

On April 24, August 4 and August 30, 2002, GT U.K. Ltd., SAC Peru S.R. L., and an additional 23 subsidiaries of GCL, respectively, filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case Nos. 02-11982 (REG),
02-13765 (REG) and 02-14268 (REG) through 02-14290 (REG)) in order to coordinate the restructuring of those companies with the restructuring of the existing debtors. These subsidiaries are following the same guidelines and requirements as the Debtors and are included in the disclosure information of the Debtors as of their respective filing dates. Furthermore, certain of these subsidiaries commenced insolvency proceedings in the Bermuda Court (Case Nos. 2002:326 through 2002:329) on September 4, 2002. As noted above, the continuation and reorganization of such entities will be overseen by JPL’s appointed by the Bermuda Court.

Certain of the subsidiaries of GCL are not Debtors in these chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On November 17, 2002, AGC, one of GCL’s majority owned subsidiaries, and one of AGC’s wholly owned subsidiaries, Asia Global Crossing Development Company (“AGCDC”), filed voluntary petitions for relief under the Bankruptcy Code. On the same date, AGC commenced joint provisional liquidation cases in the Bermuda Court. Similarly, on July 19, 2002, Pacific Crossing Ltd. (“PCL”), a majority owned subsidiary of AGC, and certain of its subsidiaries filed voluntary petitions for relief under the Bankruptcy Code. AGC’s and PCL’s bankruptcy cases are being administered separately and are not consolidated with the Debtors’ chapter 11 cases. Accordingly, for purposes of the Company’s monthly operating report, AGC, PCL, and their respective subsidiaries are not reported as “Debtors” and, effective November 18, 2002, are no longer included in the Company’s consolidated and consolidating financial statements as described in Note 3, Summary of Significant Accounting Policies.

See Note 4, The Debtors, for a complete list of Debtor entities.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the financial statements as ‘liabilities subject to compromise’. The aggregate ‘liabilities subject to compromise’ periodically change due to the rejection of executory contracts and unexpired leases, and the resolution of disputed or contingent claims by the Bankruptcy Court or agreed to by parties in interest. The collection of secured claims against the Debtors’ assets (“Secured Claims”) also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors that are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act.

Included in the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet on Schedule 1 are $8,081 of liabilities subject to compromise compared to $8,093 at February 28, 2003, which represent the Company’s current estimate of the total claims that will be restructured in their chapter 11 cases. Since the date of the Purchase Agreement (see Plan of Reorganization below), the Bankruptcy Court has approved various settlement agreements with certain vendor creditors of the Company, including several significant vendor creditors. During the month ended March 31, 2003, the Company recognized the effect of a settlement agreement with a vendor creditor. This settlement resolved certain claims against certain Debtor entities as well as non-debtor entities which total approximately $22, resulting in a reduction of both “liabilities subject to compromise” for certain Debtor entities and “liabilities not subject to compromise” for certain non-debtor entities. As a result of the vendor settlement, the Company has recognized a reorganization gain of $17 representing the reduction in liabilities owed to such vendor creditor. The Company anticipates additional settlements in the remaining period of the cases.

A bar date for a bankruptcy case is the deadline by which claimants are required to file claims in excess of those claims previously reported to the Bankruptcy Court by the Debtors (“Excess Claims”). As noted above, the various Debtors filed their petitions on January 28, April 4, August 4 or August 30, 2002. Due to the numerous filing dates, the Bankruptcy Court assigned three separate bar dates based upon the date on which each Debtor filed its voluntary petition(s) for relief under the Bankruptcy Code. The bar date of September 30, 2002, is for bankruptcy petitions filed from January 28, 2002 through August 4, 2002. For bankruptcy petitions filed on August 30, 2002 the bar date was October 25, 2002. In addition, the Bankruptcy Court has also mandated a bar date of January 15, 2003 solely for administrative expense claims (“Administrative Claims”). Excess Claims filed by the bar dates of September 30, 2002 and October 25, 2002 were approximately $162,544 and $62,462, respectively. Additional purported Administrative Claims filed prior to January 15, 2003 were approximately $10,413. An analysis of claims received by the Company’s claims agent is continuing and as a result, Excess and Administrative Claim amounts may change. Furthermore, based upon the Debtors’ preliminary assessment, the Debtors’ believe that most of the Excess and Administrative Claims received by the respective bar dates have no validity, are duplicative in nature, or both. The Debtors will continue to evaluate these additional claims as well as the amount and classification of their pre petition liabilities in general through the remainder of their chapter 11 cases. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amount will be recognized accordingly. As a result and as described above, ‘liabilities subject to compromise’ is subject to change. Claims classified as ‘liabilities subject to compromise’ represent secured as well as unsecured claims and are identified as Class A through Class G claims in the Debtors’ disclosure statement (see Plan of Reorganization below).

Plan of Reorganization

On September 16, 2002, the Company filed a chapter 11 plan of reorganization (the “Plan”) and accompanying disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. On October 17, 2002, the Company filed an amended Plan and amended Disclosure Statement. The proposed Plan implements the terms of the Purchase Agreement, dated as of August 9, 2002 and amended on December 20, 2002 (the “Purchase Agreement”), among the Company, Hutchison Telecommunications Limited (“Hutchison”), and Singapore Technologies Telemedia Pte Ltd (“ST Telemedia”). Under the Purchase Agreement, Hutchison and ST Telemedia contracted to invest a total of $250 for a 61.5 percent majority interest in a newly formed company upon the Company’s emergence from bankruptcy. Under the Plan, the newly formed company will own the Company’s operating businesses and assets. The terms of the Purchase Agreement also provide that the Company’s banks and unsecured creditors will receive 38.5 percent of the common equity in the newly constituted company, approximately $318 in cash, and $200 of new debt in the form of senior secured notes. The Purchase Agreement provides for certain terms and conditions, including complying with specific financial covenants to be met through December 31, 2002, and obtaining regulatory approvals. The Purchase Agreement also contains standard representations, warranties, and covenants and contemplates that the Company will retain its non-core businesses.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

In the event regulatory appoval of the proposed investment by Hutchison and ST Telemedia has not been obtained by April 30, 2003, the Purchase Agreement permits (but does not require) the Company, Hutchison, or ST Telemedia to terminate its obligations thereunder. In the event Hutchison or ST Telemedia terminates its obligations, the remaining investor has the right to assume all the rights and obligations of the terminating investor. As of the date hereof, the Company has not obtained all the regulatory approvals necessary to complete the transaction. On April 30, 2003, Hutchison withdrew from the Purchase Agreement and ST Telemedia assumed all of Hutchison’s rights and obligations. As a result, ST Telemedia will increase its original $125M investment to a total of $250 for a 61.5 percent majority interest in a newly formed company upon the Company’s emergence from bankruptcy. The Company intends to seek regulatory approval of the transaction based on ST Telemedia as the sole investor. A copy of the Purchase Agreement is on file with the Bankruptcy Court and is attached to the Plan as Exhibit E. Reference is made to the Purchase Agreement for a more complete description of its terms and conditions.

The Plan also implements an agreement in principle as to the allocation of the cash, new debt, and common equity provided under the Purchase Agreement among the Company’s prepetition creditor constituencies. Existing common equity and preferred shareholders of the Company will not participate in the new capital structure. The Plan also provides for the payment in full of all Administrative Claims in the Debtors chapter 11 cases. Reference is made to the Plan and Disclosure Statement for a complete description of the allocations among all creditors and equity holders. On October 21, 2002, the Bankruptcy Court approved the Disclosure Statement (as amended) and related solicitation procedures. On October 28, 2002, the Company commenced solicitation of acceptances and rejections of the Plan. On December 17, 2002, the Bankruptcy Court confirmed the Plan, subject to the entry of a formal confirmation order and documentation of the resolution of any outstanding objections. One of the objections that was settled was a dispute between the Company and Citizens Communications Company (“Citizens”) under which the Company agreed to transfer the relevant pension plan assets to Citizens as originally contemplated by the purchase agreement under which Citizens purchased the local exchange operations of the Company. Such transfer occurred on February 3, 2003, subject to any necessary adjustments to “true-up” the amount transferred. On December 27, 2002, the conditions specified by the Bankruptcy Court on December 17, 2002 were met and as a result the Bankruptcy Court entered the order confirming the Company’s Plan.

Schemes of Arrangement in Bermuda

On October 24, 2002, GCL and each of the other Bermuda subsidiaries that have commenced insolvency proceedings in the Bermuda Court (the “Bermuda Debtors”) were granted approval by the Bermuda Court to hold meetings of their creditors for the purpose of considering and voting upon schemes of arrangement (the “Schemes”). A Scheme is a compromise or arrangement between a company and some or all of its creditors. The meetings to consider and vote upon each of the Schemes were held in Bermuda on November 25 and 28, 2002. The requisite majorities of creditors approved all of the Schemes. Subsequently, an application was made to the Bermuda Court to have the Schemes sanctioned (i.e. approved, a step equivalent to the Confirmation order), and on January 3, 2003 all of the Schemes were sanctioned by the Bermuda Court. Under the terms of the Schemes the creditors of the Bermuda Debtors will receive a distribution on the same terms as proposed in the Plan.

Appointment of Examiner and Independent Public Accountant

By order dated November 20, 2002, the Bankruptcy Court directed the appointment of an examiner. On November 25, 2002, the United States Trustee appointed Martin E. Cooperman, a partner of Grant Thornton LLP (“GT”), as the Examiner. Mr. Cooperman and the Audit Committee of the Board of Directors of GCL retained Grant Thornton LLP to assist the Examiner. In general, the Examiner’s role is limited to reviewing the financial statements of the Company for the fiscal years ended December 31, 2001 and December 31, 2002, and earlier periods if any restatement of those periods is necessary. As part of his role, the Examiner, with the assistance of GT, will audit any revised financial statements and issue a report as to such financial statements. Separately, on November 27, 2002, the Examiner and the Audit Committee of the Board of Directors filed an application with the Bankruptcy Court to retain GT as the independent auditors of the Company effective as of November 25, 2002. The Bankruptcy Court approved this application on December 11, 2002 and an engagement letter formalizing GT’s appointment was executed on January 8, 2003. The Examiner’s first interim report to the Bankruptcy Court was filed on February 24, 2003.

Recent Events and Investigations

On April 2, 2002, the Company announced that the filing with the Securities and Exchange Commission (“SEC”) of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP (“Andersen”), the

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

Company’s independent public accountants at the time, had previously informed the Company that Andersen would not be able to deliver an audit report with respect to the Company’s financial statements for the year ended December 31, 2001 contained in the Annual Report on Form 10-K until the completion of an investigation by a special committee of the Company’s board of directors into allegations regarding the Company’s accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company’s concurrent purchases and sales of fiber optic capacity and services with its carrier customers (“concurrent transactions”) lacked a valid business purpose and that the accounting did not comply with Accounting Principals Generally Accepted in the United States (“US GAAP”). The special committee completed its investigation following a year-long inquiry and filed its report with the Bankruptcy Court on March 10, 2003, pursuant to an order of the court.

During June 2002, Andersen informed the Company and the Audit Committee of its Board of Directors that Andersen’s conviction for obstruction of justice would effectively end the firm’s audit practice and, as a result, Andersen expected that it would cease practicing before the SEC by August 31, 2002. Andersen has ceased such practice and, as a result, Andersen is unable to perform the audit and provide an audit report with respect to the Company’s financial statements for the year ended December 31, 2001. In recognition of these investigations, the cessation of Andersen’s audit practice and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated financial statements.

The Los Angeles office of the SEC is inquiring into the Company’s concurrent transactions, as well as various accounting and disclosure issues relating to such transactions. The U.S. Attorney’s Office for the Central District of California also has been investigating these matters. The Company has produced documents to the SEC and the U.S. Attorney in connection with these inquiries. The SEC also has deposed a number of current or former Company directors, officers and employees and the Company’s outside counsel, who rendered legal advice in connection with certain issues relating to the concurrent transactions. The FBI, on behalf of the U.S. Attorney, also has interviewed former Company officers and employees. The Company has been, and continues to be, engaged in discussions with the SEC staff conducting the inquiry regarding the possibility of a settlement thereof.

The Company has provided documents to the Denver office of the SEC in connection with an inquiry that, the Company understands, is focused on Qwest Communications International, Inc., with which the Company entered into several concurrent transactions during 2000 and 2001. The Denver office also has deposed a number of current or former Company employees regarding these matters.

The Department of Labor (“DOL”) is conducting an investigation related to the administration of the Company’s benefit plans. The Company has produced documents to the DOL and a number of the Company’s current and former officers and employees have been interviewed by the DOL’s staff.

During the 107th Congress, the staff of the Subcommittee on Oversight and Investigations of the House of Representatives Energy and Commerce Committee investigated the matters described above. In connection with that investigation, the Company produced documents and the staff interviewed current and former officers and employees of the Company. The Subcommittee held hearings on September 24, 2002, and October 1, 2002, regarding the matters described above, the record of which is publicly available. The House of Representatives Financial Services Committee requested that the Company produce documents on matters relating to corporate governance and the proposed transaction with Hutchison and ST Telemedia, and the Company has responded to those requests. In addition, in connection with his investigation of Salomon Smith Barney, the Attorney General of the State of New York has served three subpoenas for documents on the Company, to which the Company has responded by producing the requested documents.

On October 21, 2002, the Company announced that it will restate certain financial statements contained in filings previously made with the SEC. The Company’s restatements will record exchanges between carriers of leases of telecommunications capacity at historical carryover basis, pursuant to Accounting Principles Board Opinion No. 29 (“APB No. 29”), resulting in no recognition of revenue for such exchanges. The Company had previously relied on guidance provided by Arthur Andersen, its independent accounting firm during the periods subject to restatement, and on an industry white paper provided by Arthur Andersen that set forth principles for accounting for sales and exchanges of telecommunications capacity and services. The SEC staff, however, has advised the Company that its previous accounting for these exchanges did not comply with US GAAP, and that financial statements

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

materially affected by accounting for the exchange transactions at historical carryover basis must be restated. Arthur Andersen has notified the Company that it does not agree with the interpretation of APB No. 29 that requires the restatement. The Company ceased recognition of revenue related to exchanges of leases of telecommunications capacity as of October 1, 2002.

The Company has also determined that, for exchanges that involve service contracts, it will continue to record revenue over the lives of the relevant contracts at fair values under APB No. 29, but that its balance sheet will not reflect the entire value of the contracts received or given in the exchanges. Accordingly, the revenue contributed by previous exchanges involving service contracts will not be restated, but the fair values of these exchanges involving services will be removed from the balance sheets previously filed. The SEC staff does not object to the Company’s conclusions regarding this new treatment of exchanges involving service contracts.

Following a detailed review of the complex agreements and accounting for exchanges with other carriers of telecommunications capacity, the Company completed the work necessary to record the restatements of such exchange transactions during the 4th quarter of 2002. As a result, during the month ended December 31, 2002, the Company recorded adjustments to its December 2002 operating results and financial position to reflect the impact for the year 2002 of the updated accounting treatment for such exchange transactions. The restatement had no impact on reported 2002 monthly cash flows. Details pertaining to the adjustments recorded by the Company in December 2002 can be obtained from the Company’s Monthly Operating Report (“MOR”) for the month ended December 31, 2002, which was filed with the Bankruptcy Court on March 5, 2003.

The Company has not yet filed its results for the full years ended December 31, 2001 or December 31, 2002, and expects to utilize the accounting treatment described above for exchanges of telecommunications capacity and service contracts as it prepares these filings, and as it reports results in the future.

With respect to financial statements filed for relevant periods in the year 2000, the net cash flow would not be affected by the revised accounting treatment and the Company believes that the effects on the income statements and balance sheets would be immaterial. The revised accounting treatment of transactions that occurred in 2000 would, however, have material effects on Net Cash Provided by Operating Activities and Cash Used in Investing Activities, each of which would be reduced by approximately $230. The Company is working with its new independent accountants, GT, to develop the details of restatements required for periods in 2000.

In its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 is expected to reflect the write-off of the Company’s remaining goodwill and other intangible assets, which total approximately $8,000, as well as a multi-billion dollar write-down of tangible assets.

The financial statements included within this document reflect the write-off of all of the Company’s goodwill and other identifiable intangible assets. The Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards (“SFAS”) No. 121 “Impairment of Long-Lived Assets”, as amended by SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, so the financial statements included herein do not reflect any write down of its tangible asset value. The Company is in the process of evaluating its cash flow forecast and other pertinent information to determine the amount of the potential impairment of its long lived tangible assets and the appropriate allocation thereof among entities and asset categories. In light of the value indicated by the proposed transaction with Hutchison and ST Telemedia described above, see Note 1: Background and Organization – Bankruptcy Filings and Plan of Reorganization, and the bankruptcy filings of AGC and PCL, see Note 7: Asia Global Crossing, the Company has determined that it will significantly write down the current carrying value of its tangible assets and currently estimates that the net write down will be at least $7,000. This estimate of the write-down excludes any impairment attributable to AGC’s tangible assets, which is further discussed below, and excludes any amounts attributable to the restatement of exchanges of capacity leases. As discussed above, the restatement of exchanges of capacity leases has already been reflected in the accompanying unaudited consolidated financial statements and unuadited consolidating financial statements on Schedules 1 and 2. The Company’s depreciation expense included in the accompanying unaudited consolidated statement of operations and unaudited consolidating statement of operations on Schedule 2 for the month ended March 31, 2003, is calculated from the Company’s tangible assets carrying value prior to the application of the tangible asset write-down of at least

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

$7,000. The $89 of depreciation and amortization expense recorded in March 2003 would have been reduced substantially if the accompanying financial statements had reflected the asset write down.

In connection with the write down described above, the Company will also write down the carrying value of its investment in AGC, which, as a result of the Company’s deconsolidation of AGC and all of its subsidiaries as discussed in Note 3, Summary of Significant Accounting Policies, has been reflected on the cost basis and is included in investments in and advances to AGC in the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet on Schedule 1. The Company’s investment in and advances to AGC is comprised of the Company’s capital contributions to AGC and net intercompany receivables due from AGC, reduced by the Company’s share of AGC’s losses from inception to date. The Company’s investment in and advances to AGC does not reflect the impairment of AGC’s tangible assets. The Company’s investment in and advances to AGC, would have been reported as $0 had a write down of the current carrying value of AGC’s tangible assets and intercompany receivables been reflected in the Company’s accompanying financial statements. In April 2003, the Bankruptcy Court approved a settlement agreement, which addresses the settlement of claims between AGC and the Company. The settlement agreement results in no payments by the Company to AGC for previously submitted claims and a limited recovery by the Company for the net intercompany receivables due from AGC. The amounts due from AGC are contingent upon the Company achieving certain performance milestones. Once the milestones are achieved and consideration is received from AGC, the financial statements will reflect the recovery.

In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

2.    Basis of Presentation

The accompanying unaudited interim consolidated financial statements as of and for the month ended March 31, 2003, include the accounts of GCL and its consolidated subsidiaries. As described in Note 3, Summary of Significant Accounting Policies, the Company has deconsolidated the financial position and results of operations and cash flows of AGC and its subsidiaries effective November 18, 2002. All material intercompany balances and transactions have been eliminated. Except as otherwise disclosed herein, the unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

Subject to the matters described in this Note 2 as well as Notes 1, 5, and 7, these unaudited consolidated financial statements have been prepared in accordance with US GAAP. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position (“SOP”) No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code”. SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1, the caption ‘liabilities subject to compromise’ reflects the Company’s best current estimate of the amount of pre-petition claims that will be restructured in the Debtors’ chapter 11 cases. In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result, any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organization should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, as amended by SFAS No. 145 “Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”, and SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

The Company currently has five separate issuances of preferred stock outstanding. Subsequent to the Commencement Date certain preferred stock shareholders converted some or all of their holdings into common stock. The Company has been conducting a review of these conversions to determine the aggregate value that must be reclassed from its mandatorily redeemable and cumulative convertible preferred stock account to its common stock and additional paid-in capital accounts. As of the month ended March 31, 2003, the Company reclassified $27 in total from its mandatorily redeemable and cumulative convertible preferred stock account to its common stock and additional paid-in capital accounts in order to reflect the conversion of certain preferred shares into common stock during 2001. The Company is continuing to review conversions which occurred subsequent to December 31, 2001 in order to properly reflect those conversions as well. Any further reclassification will have no impact on total liabilities and shareholders’ equity.

The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under US GAAP. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.    Summary of Significant Accounting Policies

Subject to the matters described in Notes 1, 2, 5, and 7, these unaudited consolidated financial statements have been prepared in accordance with US GAAP. The Company’s significant accounting policies are summarized as follows:

a)  Principles of Consolidation

These unaudited consolidated financial statements include the accounts of GCL and its consolidated subsidiaries. All significant intercompany transactions have been eliminated.

Under US GAAP, consolidation is generally required for investments of more than 50% of the outstanding voting stock of an investee, except when control is not held by the majority owner. Under these rules, legal reorganization or bankruptcy represent conditions which can preclude consolidation in instances where control rests with the Bankruptcy Court, rather than with the majority owner. As discussed in Note 1, Background and Organization, and Note 7, Asia Global Crossing, on November 17, 2002, AGC, a majority owned subsidiary, and one of its wholly owned subsidiaries, AGCDC, filed voluntary petitions for relief under the Bankruptcy Code. As a result, AGC’s financial results were deconsolidated beginning November 18, 2002 and the Company began reporting the net assets of AGC as an investment using the cost method, which is reflected in the Company’s consolidated balance sheet and consolidating balance sheet on Schedule 1 as an investment in and advances to AGC. The Company’s investment in and advances to AGC is comprised of the Company’s capital contributions to AGC and net intercompany receivables due from AGC, reduced by the Company’s share of AGC’s losses from inception to date. The Company’s investment in and advances to AGC does not reflect the impairment of AGC’s tangible assets. The Company’s investment in and advances to AGC, would have been reported as $0 had the write down of the current carrying value of AGC’s tangible assets and intercompany receivables been reflected in the Company’s accompanying financial statements.

b)  Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

The Company’s operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company’s operations.

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

c)  Revenue Recognition

Services

Revenue derived from telecommunication and maintenance services, including sales of capacity under operating type leases, are recognized as services are provided. Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue in the accompanying unaudited consolidated balance sheet.

Operating Leases

The Company offers customers flexible bandwidth products to multiple destinations and many of the contracts for subsea circuits entered into are part of a service offering. Consequently, the Company defers revenue related to those circuits and amortizes the revenue over the appropriate term of the contract. Accordingly, the Company treats cash received prior to the completion of the earnings process as deferred revenue.

Sales-Type Leases

Revenue from Capacity Purchase Agreements (“CPAs”) that meet the criteria of sales-type lease accounting are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or to fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance (“OA&M”) costs and (iii) the segment of a system related to the capacity purchased is available for service. Certain customers who have entered into CPAs for capacity have paid deposits toward the purchase price which have been included as deferred revenue in the accompanying unaudited consolidated balance sheet.

Prior to July 1, 1999, substantially all CPAs were treated as sales-type leases as described in Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“SFAS 13”). On July 1, 1999, the Company adopted Financial Accounting Standards Board Interpretation No. 43, “Real Estate Sales, an interpretation of FASB Statement No. 66” (“FIN 43”), which requires prospective transactions to meet the criteria set forth in Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate” (“SFAS 66”) to qualify for sales-type lease accounting. Since sales of terrestrial capacity did not meet the new criteria, the terrestrial portion of CPAs executed subsequent to June 30, 1999 was recognized over the terms of the contracts, as services. In addition, no CPAs qualified as sale-type leases during the current period.

d)  Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at March 31, 2003 were $332, including $6 classified as long-term and included in other assets in the accompanying consolidated balance sheet.

e)  Property and Equipment, net

Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment’s completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

Buildings	10-40 years
Leasehold improvements	2-25 years

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

Furniture, fixtures and equipment	2-30 years
Transmission equipment	7-25 years

f)  Income Taxes

The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. However, in connection with the Debtors bankruptcy filing and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable.

g)  Effect of Foreign Currencies

For those subsidiaries using the U.S. dollar as their functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders’ equity and are reflected in the accompanying unaudited consolidated balance sheet.

h)  Non-Monetary Transactions

The Company may exchange capacity with other carriers or service providers. These transactions are accounted for in accordance with APB No. 29 (see Note 1, Background and Organization—Recent Events and Investigations).

i)  Reorganization Items

In the accompanying unaudited statement of operations the Company has classified restructuring costs, retention plans, professional fees, vendor settlement gains and interest income as reorganization items based upon the provisions of SOP 90-7.

j)  Deferred Revenue

As disclosed in Note 3(c), the Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as ‘liabilities not subject to compromise’ on the accompanying unaudited consolidated balance sheet as well as the unaudited consolidating balance sheet presented in Schedule 1. Some portion of such liabilities in the future may become ‘liabilities subject to compromise’.

k)  Accounting for Costs Associated with Restructuring Activities

On January 1, 2003, the Company adopted SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 addresses costs associated with a restructuring plan or other exit activities that are not covered by SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” or do not involve a newly acquired entity. As such, the Company will recognize any costs associated with restructuring plans committed to after December 31, 2002 as the cost is incurred. Examples of such costs are one-time termination benefits to involuntarily terminated employees, costs to terminate a contract that is not a capital lease and costs to consolidate facilities or relocate employees. The liability for these costs will be recorded at its fair market value (potentially measured using a present value technique) in the period the cost is incurred, except for costs associated with certain one-time termination benefits in which the service period exceeds the minimum retention period specified in SFAS No. 146. Such costs will be recognized ratably over the retention period. Changes in the liability due to the passage of time will be

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

recognized in the period in which the liability changes . During the month ended March 31, 2003, the Company did not recognize any restructuring related costs or any associated liabilities under SFAS No. 146.

Previously, the Company accounted for such costs under Emerging Issues Task Force No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity” by recognizing a liability at the plan commitment date.

4.    The Debtors

The accompanying unaudited financial statements are the consolidated financial statements of GCL and all its subsidiaries, including the results of operations of GCL and the other 79 Debtors. The following is a list of all the Debtors. Schedules 1 & 2, which are attached to these unaudited financial statements, present the results of operations and financial position of the Debtors.

Name	Case Number
GT U.K. Ltd.	02-11982 (REG)
SAC Peru S.R.L.	02-13765 (REG)
GC Pan European Crossing UK Limited	02-14268 (REG)
Global Crossing Network Center (UK) Ltd	02-14269 (REG)
South American Crossing Ltd. (Bermuda)**	02-14270 (REG)
GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag	02-14271 (REG)
GC Pan European Crossing Nederland B.V.	02-14272 (REG)
GC UK Holding Limited	02-14273 (REG)
Global Crossing Conferencing Limited (UK)	02-14274 (REG)
Global Crossing Intellectual Property, Ltd. (Bermuda)**	02-14275 (REG)
Global Crossing Intermediate UK Holdings Limited	02-14276 (REG)
Global Crossing Ireland Limited	02-14277 (REG)
Global Crossing Services Europe Limited	02-14278 (REG)
Global Crossing Services Ireland Limited	02-14279 (REG)
Global Crossing Venezuela B.V.	02-14280 (REG)
Ixnet UK Limited	02-14281 (REG)
Mid-Atlantic Crossing Holdings UK Ltd	02-14282 (REG)
PAC Panama Ltd. (Bermuda)**	02-14283 (REG)
GT Netherlands B.V.	02-14284 (REG)
Global Crossing IXnet EMEA Holdings Limited	02-14285 (REG)
Global Crossing Portfolio Holdings Ltd. (Bermuda)**	02-14286 (REG)
GC SAC Argentina S.R.L.	02-14287 (REG)
SAC Brasil Ltda.	02-14288 (REG)
SAC Colombia Ltda.	02-14289 (REG)
Global Crossing Europe Limited	02-14290 (REG)
Global Crossing North America, Inc. (NY) (Frontier)	02-40187 (REG)
Global Crossing Ltd. (Bermuda)**	02-40188 (REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**	02-40189 (REG)
Atlantic Crossing Ltd. (Bermuda)**	02-40190 (REG)
Atlantic Crossing II Ltd. (Bermuda)**	02-40191 (REG)
Global Crossing Holdings Ltd. (Bermuda)**	02-40192 (REG)
Global Crossing International Ltd. (Bermuda)**	02-40193 (REG)
Global Crossing Network Center Ltd. (Bermuda)**	02-40194 (REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**	02-40195 (REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**	02-40196 (REG)
Pan American Crossing Holdings Ltd. (Bermuda)**	02-40197 (REG)
Pan American Crossing Ltd. (Bermuda)**	02-40198 (REG)
South American Crossing Holdings Ltd. (Bermuda) **	02-40199 (REG)
ALC Communications Corporation (DE)	02-40200 (REG)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

Name	Case Number
Atlantic Crossing Holdings U.K. Limited (U.K.)	02-40201 (REG)
Budget Call Long Distance, Inc. (DE)	02-40202 (REG)
Business Telemanagement, Inc. (CA)	02-40203 (REG)
Equal Access Networks, LLC (DE)	02-40204 (REG)
GC Dev. Co., Inc. (DE)	02-40205 (REG)
GC Mart LLC (MI)	02-40206 (REG)
GC Pacific Landing Corp (DE)	02-40207 (REG)
GC Pan European Crossing Holdings B.V. (Netherlands)	02-40208 (REG)
GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)	02-40209 (REG)
GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)	02-40210 (REG)
GC St. Croix Co. (USVI)	02-40211 (REG)
Global Crossing Advanced Card Services, Inc. (LA)	02-40212 (REG)
Global Crossing Bandwidth, Inc. (CA)	02-40213 (REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)	02-40214 (REG)
Global Crossing Cyprus Holdings Limited (Cyprus)	02-40215 (REG)
Global Crossing Development Co. (DE)	02-40216 (REG)
Global Crossing Employee Services, Inc. (DE)	02-40217 (REG)
Global Crossing GlobalCenter Holdings, Inc. (DE)	02-40218 (REG)
Global Crossing Government Markets USA, Inc. (DE)	02-40219 (REG)
Global Crossing Holdings U.K. Limited (U.K.)	02-40220 (REG)
Global Crossing Holdings USA LLC (DE)	02-40221 (REG)
Global Crossing Internet Dial-Up, Inc. (DE)	02-40222 (REG)
Global Crossing Latin America & Caribbean Co. (DE)	02-40223 (REG)
Global Crossing Local Services, Inc. (MI)	02-40224 (REG)
Global Crossing Management Services, Inc. (DE)	02-40225 (REG)
Global Crossing North American Holdings, Inc. (DE)	02-40226 (REG)
Global Crossing North American Networks, Inc. (DE)	02-40227 (REG)
Global Crossing Telecommunications, Inc. (MI)	02-40228 (REG)
Global Crossing Telemanagement VA, LLC (VA)	02-40229 (REG)
Global Crossing Telemanagement, Inc. (WI)	02-40230 (REG)
Global Crossing USA Inc. (DE)	02-40231 (REG)
Global Crossing Ventures, Inc. (DE)	02-40232 (REG)
GT Landing Corp. (DE)	02-40233 (REG)
GT Landing II Corp. (DE)	02-40234 (REG)
IXnet, Inc. (DE)	02-40235 (REG)
MAC Landing Corp. (DE)	02-40236 (REG)
Metaclorin Investco II, Inc. (DE)	02-40237 (REG)
PAC Landing Corp. (DE)	02-40238 (REG)
Pan American Crossing U.K. Ltd. (U.K.)	02-40239 (REG)
Subsidiary Telco, LLC (DE)	02-40240 (REG)
US Crossing, Inc. (DE)	02-40241 (REG)

**	In provisional liquidation in the Supreme Court of Bermuda

In accordance with SOP 90-7, the Debtors did not record interest expense for the month ended March 31, 2003. Third party contractual interest expense on a combined Debtor basis for the same period was $47.

Combined intercompany accounts payable and accounts receivable of the Debtors’ as of March 31, 2003 was $17,660 and $18,026, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1 the caption ‘liabilities subject to compromise’ reflects the Company’s best current estimate of the amount of pre-petition claims that will be restructured in the

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

Debtors’ chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. Furthermore, a bar date for a bankruptcy case is the deadline by which claimants are required to file claims in excess of those claims previously reported to the Bankruptcy Court by the Debtors (“Excess Claims”). As noted above, the various Debtors filed their petitions on January 28, April 4, August 4 or August 30, 2002. Due to the numerous filing dates, the Bankruptcy Court has assigned three separate bar dates based upon the date on which each Debtor filed its voluntary petition(s) for relief under the Bankruptcy Code. The bar date of September 30, 2002, is for bankruptcy petitions filed from January 28, 2002 through August 4, 2002. For bankruptcy petitions filed on August 30, 2002 the bar date was October 25, 2002. In addition, the Bankruptcy Court has also mandated a bar date of January 15, 2003 solely for administrative expense claims (“Administrative Claims”). Excess Claims filed by the bar dates of September 30, 2002 and October 25, 2002 were approximately $162,544 and $62,462, respectively. Additional purported Administrative Claims filed prior to January 15, 2003 were approximately $10,413. An analysis of claims received by the Company’s claims agent is continuing and as a result, Excess and Administrative Claim amounts may change. Furthermore, based upon the Debtors’ preliminary assessment, the Debtors’ believe that most of the Excess and Administrative Claims received by the respective bar dates have no validity, are duplicative in nature, or both. The Debtors will continue to evaluate these additional claims as well as the amount and classification of their pre petition liabilities in general through the remainder of their chapter 11 cases. Should the Debtors, through this ongoing evaluation, identify additional liabilities subject to compromise, such amount will be recognized accordingly. As a result, ‘liabilities subject to compromise’ is subject to change. Claims classified as ‘liabilities subject to compromise’ represent secured as well as unsecured claims and are identified as Class A through Class G claims in the Debtors’ disclosure statement (see Note 1: Background and Organization – Plan of Reorganization).

5.    Discontinued Operations

On October 4, 2001 the Company’s Board of Directors approved a plan to divest its non-core operations of Global Marine Systems (“GMS”), a wholly owned subsidiary of the Company. As discussed in Note 1, Background and Organization – Plan of Reorganization – the definitive agreement signed by the Company and Hutchison and ST Telemedia contemplates that the Company will retain its non-core businesses, including GMS. The transactions contemplated by this agreement will occur only after the satisfaction of certain terms and conditions specified in the agreement. As a result, until the transactions contemplated by this agreement are consummated, the Company will continue to reflect GMS as discontinued operations. In light of these facts, GMS has been classified as a discontinued operation for more than a twelve-month period. The results of operations and financial position of GMS are shown in the accompanying unaudited consolidated financial statements as discontinued operations.

Net assets and loss from discontinued operations of GMS determined based upon estimated proceeds at the measurement date, consist of the following:

Balance Sheet Data at March 31, 2003:
Assets	$640
Liabilities	(291)

Net assets of discontinued operations	$349

Statement of Operations Data for the Month ended March 31, 2003:
Revenue	$16
Expenses	(19)

Operating income	(3)
Interest expense	—
Other expense, net	(1)
Provision for income taxes	—

Loss from discontinued operations	$(4)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in millions, unless otherwise stated)

(Unaudited)

In addition, based on evaluation of the preliminary discussions regarding the sale of GMS, the Company recorded a $545 non-recurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in GMS. This non-recurring charge had no impact on the Company’s liquidity position and eliminates future amortization of goodwill associated with GMS. The Company has determined the proceeds received from any future sale of GMS would not be enough to recover its current net asset value which includes the write-down recorded in the third quarter of 2001. As a result, the Company expects to record a significant write-down of the $349 carrying amount in accordance with SFAS No. 121 “Impairment of Long-Lived Assets”, as amended by SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. A precise amount will be determined when upon the emergence from bankruptcy the Company adopts Fresh Start Accounting as provided in SOP 90-7 – see Note 1: Background and Organization – Plan of Reorganization.

During the month ended March 31, 2003, GMS sold one of its vessels. Because the Company has not completed its company-wide impairment review, the vessel’s book value was $14 higher than its fair market value at the time of the sale. If at the time of sale the impairment were recorded, the proceeds received from the sale would have equaled the vessel’s carrying value. As a result, the accompanying unaudited Consolidated Balance Sheet and Consolidating Balance Sheet on Schedule 1 include the $14 within Net assets of discontinued operations. Upon completion of the Company’s impairment review, the write-down of the $14 will be recorded.

6.    Insurance

Premiums to date for all insurance policies, including worker’s compensation and disability insurance, have been paid and are in full force and effect.

7.    Asia Global Crossing

As discussed in Note 3, Summary of Significant Accounting Policies, AGC, a corporation the majority of whose shares are owned by the Company, was deconsolidated by the Company effective November 18, 2002. As a result, AGC’s statement of operations and financial position are not reflected in the accompanying unaudited consolidated financial statements and unaudited consolidating financial statements on Schedules 1 and 2.

On November 17, 2002, AGC and one of its wholly owned subsidiaries, AGCDC, filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case Nos. 02-15749 and 12-15750) and coordinated proceedings in the Supreme Court of Bermuda (Case No. 2002:464), which cases are separate from the cases of the Debtors. Similarly, on July 19, 2002, PCL, a majority owned subsidiary of AGC, and certain subsidiaries of PCL filed voluntary petitions for relief under the Bankruptcy Code in the United States Bankruptcy Court in Delaware (Case Nos. 02-12086 and 02-12088 through 02-12091), which cases are also separate from cases of the Debtors. Accordingly, for purposes of the Company’s monthly operating report, AGC, PCL and their respective subsidiaries are not reported as “Debtors” in the Company’s MORs.

On March 11, 2003, Asia Netcom, a company organized by China Netcom Corporation (Hong Kong) on behalf of a consortium of investors, acquired substantially all of AGC’s operating subsidiaries (except PCL) in a sale pursuant to Section 363 of the Bankruptcy Code. The Company no longer has control of or effective ownership in any of the assets formerly operated by AGC. No recovery is expected for AGC’s shareholders, including the Company.

In April, 2003, PCL filed a motion, with the United States Bankruptcy Court of Delaware, proposing the sale of substantially all of its assets and related assumption and assignment of certain contracts and leases pursuant to section 363 and 365 of the Bankruptcy Code. The motion proposes to sell the assets to Pivotal Telecom LLC or such higher bid received through an auction for the assets in May, 2003.

Schedule 1

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

CONSOLIDATING BALANCE SHEET

MARCH 31, 2003

(UNAUDITED)

(in millions, except share and per share information)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
ASSETS:
Cash and cash equivalents	$195	$62	$—	$257
Restricted cash and cash equivalents	326	—	—	326
Accounts receivable, net	336	102	—	438
Other assets and prepaid costs	104	52	(1)	155

Total current assets	961	216	(1)	1,176
Property and equipment, net	6,163	1,823	440	8,426
Investments in and advances to AGC	5,387	(1,226)	(3,585)	576
Other assets	51	17	—	68
Net assets of discontinued operations	—	349	—	349

Total assets	$12,562	$1,179	$(3,146)	$10,595

LIABILITIES:
Liabilities not subject to compromise
Accounts payable	$51	$86	$—	$137
Accrued construction costs	21	20	—	41
Accrued cost of access	179	35	—	214
Current portion of deferred revenue	175	65	(3)	237
Current portion of obligations under capital leases	1	16	—	17
Other current liabilities	309	156	—	465

Total current liabilities	736	378	(3)	1,111
Obligations under capital leases	14	71	—	85
Deferred revenue	1,145	407	(270)	1,282
Other deferred liabilities	185	(44)	—	141

Total liabilities not subject to compromise	2,080	812	(273)	2,619

Liabilities subject to compromise
Accounts payable	116	—	—	116
Accrued construction costs	111	22	—	133
Accrued cost of access	279	—	—	279
Accrued interest and dividends	181	—	—	181
Other liabilities	537	—	—	537
Debt obligations	6,634	—	—	6,634
Obligations under capital leases	33	—	—	33
Deferred Revenue	168	—	—	168

Total liabilities subject to compromise**	8,059	22	—	8,081

Total liabilities	10,139	834	(273)	10,700

MINORITY INTEREST	—	686	(686)	—

MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK	3,335	1	(93)	3,243

SHAREHOLDERS’ EQUITY:	(912)	(342)	(2,094)	(3,348)

Total liabilities and shareholders’ equity	$12,562	$1,179	$(3,146)	$10,595

The accompanying notes are an integral part of this financial statement.

**	Total liabilities subject to compromise is the current estimate by Global Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

Schedule 2

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2003

(UNAUDITED)

(in millions, except share and per share information)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
REVENUES	$192	$61	$(22)	$231
OPERATING EXPENSES:
Cost of access and maintenance	139	25	—	164
Other operating expenses	64	21	(22)	63
Depreciation and amortization	69	20	—	89

	272	66	(22)	316

OPERATING LOSS	(80)	(5)	—	(85)
OTHER INCOME (EXPENSE):
Interest expense	—	(1)	—	(1)
Other income (expense), net	1	(12)	—	(11)

LOSS FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS	(79)	(18)	—	(97)
REORGANIZATION ITEMS:
Professional fees	(5)	—	—	(5)
Retention plans costs	(1)	—	—	(1)
Vendor settlements	17	—	—	17
Interest income, net	1	—	—	1

LOSS FROM CONTINUING OPERATIONS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(67)	(18)	—	(85)
Benefit (provision) for income taxes	—	—	—	—

LOSS FROM CONTINUING OPERATIONS	(67)	(18)	—	(85)
Loss from discontinued operations	—	(4)	—	(4)

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(67)	$(22)	$—	$(89)

The accompanying notes are an integral part of this financial statement.

Schedule 3

GLOBAL CROSSING LTD. AND SUBSIDIARIES

(In Provisional Liquidation in the Supreme Court of Bermuda)

(Excludes Asia Global Crossing Ltd.)

Cash Disbursements & Receipts

For the Month Ended March 31, 2003

(in millions)

	Non-Debtors
	Non-Debtors [A]	Consolidated Global Marine	Non-Debtors Total	Debtors Total	Consolidated Total
CASH COLLECTIONS	$68	$48	$116	$203	$319

CASH DISBURSEMENTS

Cost of Access	(27)	—	(27)	(120)	(147)

Cost of Sales—Global Marine	—	(20)	(20)	—	(20)

Real Estate & Facilities	(8)	—	(8)	(9)	(17)

Third Party Maintenance	(3)	—	(3)	(6)	(9)

Professional Fees—Chap. 11	—	—	—	—	—

Debt Service (Interest & Bank Fees)	—	—	—	—	—

Total Capital Expenditures	(8)	—	(8)	(4)	(12)

Employee Costs [B]	(6)	(5)	(11)	(24)	(35)

Excise, Sales & Trust Fund Taxes	—	—	—	(7)	(7)

Other	(10)	—	(10)	(7)	(17)

TOTAL CASH DISBURSEMENTS	(62)	(25)	(87)	(177)	(264)

NET CASH FLOW [C]	$6	$23	$29	$26	$55

Notes:

[A]	Excludes Global Marine Systems.
[B]	Employee Costs include payroll, benefits, taxes and severance.
[C]	For the month ended March 31, 2003, the Debtor entities funded the Non-Debtor entities, excluding Global Marine, a total of $5,000.

Schedule 4

Total Disbursements by Debtors

For the Month Ended March 31, 2003

Case #	Legal Entity Name	Disbursements
02-40187 (REG)	Global Crossing North America, Inc. (NY) (Frontier)	61,744
02-40188 (REG)	Global Crossing Ltd. (Bermuda)**	—
02-40189 (REG)	Atlantic Crossing Holdings Ltd. (Bermuda)**	—
02-40190 (REG)	Atlantic Crossing Ltd. (Bermuda)**	1,592,208
02-40191 (REG)	Atlantic Crossing II Ltd. (Bermuda)**	—
02-40192 (REG)	Global Crossing Holdings Ltd. (Bermuda)**	—
02-40193 (REG)	Global Crossing International Ltd. (Bermuda)**	—
02-40194 (REG)	Global Crossing Network Center Ltd. (Bermuda)**	51,220
02-40195 (REG)	Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**	—
02-40196 (REG)	Mid-Atlantic Crossing Ltd. (Bermuda)**	—
02-40197 (REG)	Pan American Crossing Holdings Ltd. (Bermuda)**	—
02-40198 (REG)	Pan American Crossing Ltd. (Bermuda)**	—
02-40199 (REG)	South American Crossing Holdings Ltd. (Bermuda) **	—
02-40200 (REG)	ALC Communications Corporation (DE)	—
02-40201 (REG)	Atlantic Crossing Holdings U.K. Limited (U.K.)	—
02-40202 (REG)	Budget Call Long Distance, Inc. (DE)	—
02-40203 (REG)	Business Telemanagement, Inc. (CA)	—
02-40204 (REG)	Equal Access Networks, LLC (DE)	—
02-40205 (REG)	GC Dev. Co., Inc. (DE)	—
02-40206 (REG)	GC Mart LLC (MI)	—
02-40207 (REG)	GC Pacific Landing Corp (DE)	—
02-40208 (REG)	GC Pan European Crossing Holdings B.V. (Netherlands)	1,302
02-40209 (REG)	GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)	—
02-40210 (REG)	GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)	—
02-40211 (REG)	GC St. Croix Co. (USVI)	—
02-40212 (REG)	Global Crossing Advanced Card Services, Inc. (LA)	3,317
02-40213 (REG)	Global Crossing Bandwidth, Inc. (CA)	—
02-40214 (REG)	Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)	—
02-40215 (REG)	Global Crossing Cyprus Holdings Limited (Cyprus)	—
02-40216 (REG)	Global Crossing Development Co. (DE)	10,270,046
02-40217 (REG)	Global Crossing Employee Services, Inc. (DE)	15,856
02-40218 (REG)	Global Crossing GlobalCenter Holdings, Inc. (DE)	—
02-40219 (REG)	Global Crossing Government Markets USA, Inc. (DE)	—
02-40220 (REG)	Global Crossing Holdings U.K. Limited (U.K.)	—
02-40221 (REG)	Global Crossing Holdings USA LLC (DE)	—
02-40222 (REG)	Global Crossing Internet Dial-Up, Inc. (DE)	—
02-40223 (REG)	Global Crossing Latin America & Caribbean Co. (DE)	69,300
02-40224 (REG)	Global Crossing Local Services, Inc. (MI)	—
02-40225 (REG)	Global Crossing Management Services, Inc. (DE)	—
02-40226 (REG)	Global Crossing North American Holdings, Inc. (DE)	—
02-40227 (REG)	Global Crossing North American Networks, Inc. (DE)	111,379
02-40228 (REG)	Global Crossing Telecommunications, Inc. (MI)	143,530,478
02-40229 (REG)	Global Crossing Telemanagement VA, LLC (VA)	—
02-40230 (REG)	Global Crossing Telemanagement, Inc. (WI)	—
02-40231 (REG)	Global Crossing USA Inc. (DE)	—
02-40232 (REG)	Global Crossing Ventures, Inc. (DE)	—
02-40233 (REG)	GT Landing Corp. (DE)	—
02-40234 (REG)	GT Landing II Corp. (DE)	—
02-40235 (REG)	IXNet, Inc. (DE)	—
02-40236 (REG)	MAC Landing Corp. (DE)	—
02-40237 (REG)	Metaclorin Investco II, Inc. (DE)	—
02-40238 (REG)	PAC Landing Corp. (DE)	—
02-40239 (REG)	Pan American Crossing U.K. Ltd. (U.K.)	—
02-40240 (REG)	Subsidiary Telco, LLC (DE)	—
02-40241 (REG)	US Crossing, Inc. (DE)	—
02-11982 (REG)	GT U.K. Ltd. (U.K.)	—
02-13765 (REG)	SAC Peru S.R.L. (Peru)	257,000
02-14268 (REG)	GC Pan European Crossing UK Limited UK)	1,639,814
02-14269 (REG)	Global Crossing Network Center (UK) Ltd.	964,056
02-14270 (REG)	South American Crossing Ltd. (Bermuda)**	—
02-14271 (REG)	GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag (Hungary)	22,000
02-14272 (REG)	GC Pan European Crossing Nederland B.V. (Netherlands)	593,129
02-14273 (REG)	GC UK Holdings Limited (UK)	—
02-14274 (REG)	Global Crossing Conferencing Limited (UK)	—
02-14275 (REG)	Global Crossing Intellectual Property, Ltd.	—
02-14276 (REG)	Global Crossing Intermediate UK Holdings Limited (UK)	—
02-14277 (REG)	Global Crossing Ireland Limited (UK)	7,628,392
02-14278 (REG)	Global Crossing Services Europe Limited (UK)	—
02-14279 (REG)	Global Crossing Services Ireland Limited (UK)	—
02-14280 (REG)	Global Crossing Venezuela B.V. (Venezuela)	164,306
02-14281 (REG)	IXNet UK Limited (UK)	215,739
02-14282 (REG)	Mid-Atlantic Crossing Holdings UK Ltd. (UK)	—
02-14283 (REG)	PAC Panama Ltd. (Panama)	34,100
02-14284 (REG)	GT Netherlands B.V. (Netherlands)	—
02-14285 (REG)	Global Crossing IXNet EMEA Holdings Limited (UK)	—
02-14286 (REG)	Global Crossing Portfolio Holdings Ltd. (Bermuda)**	—
02-14287 (REG)	GC SAC Argentina S.R.L. (Argentina)	405,866
02-14288 (REG)	SAC Brasil Ltda. (Brazil)	664,693
02-14289 (REG)	SAC Colombia Ltda. (Colombia)	3,927
02-14290 (REG)	Global Crossing Europe Limited (UK)	8,713,965

	Total	$177,013,837

**	In provisional liquidation in the Supreme Court of Bermuda